Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Number	Prospectus
S-3	333-203648	Voya Fixed Account I
S-3	333-203651	Voya Fixed Account II
S-3	333-203650	Voya SmartDesign Guaranteed Account
S-3	333-203649	Voya GoldenSelect Guarantee Annuity
S-3	333-203647	Voya SmartDesign Multi-Rate Index Annuity
S-3	333-196392	Potential Plus Indexed Variable Annuity

of our reports dated March 16, 2018, with respect to the financial statements and schedules of Voya Insurance and Annuity Company included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/Ernst & Young LLP

Boston, Massachusetts
March 16, 2018